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                                                                Exhibit 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated March 30, 1999 except for the matters discussed in Note 12(b) and (c), for which the date is April 5, 2000 (and to all references to our Firm) included in or made a part of this registration statement.

                                                          /s/ Arthur Andersen
                                                          -------------------

April 20, 2000
Boston, MA